UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25, 2015 (June 22, 2015)
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(804) 887-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2015, Media General, Inc. (the “Company”) entered into Amendment No. 6 to its Credit Agreement (“Amendment No. 6”), with its subsidiaries MGOC, Inc. and LIN Television Corporation (together, the “Borrowers”), Royal Bank of Canada (“RBC”), as Administrative Agent, and the other lenders and parties thereto. Pursuant to Amendment No. 6, the Borrowers have re-priced the existing aggregate $1.67 billion term B loans outstanding under their senior secured credit facility through a refinancing of the term B loans with a new tranche of otherwise identical term B loans. The interest rate for the re-priced term B loans is based on, at the Borrowers’ option, adjusted LIBOR plus a margin of 3.00% or Base Rate plus a margin of 2.00%. The maturity date for the term B loans remains July 31, 2020, and the quarterly amortization for the term B loans remains 0.25%, with the balance due at maturity. The expired 1% ‘soft call’ premium for re-pricing transactions within a 6 month period has been reestablished for a 12-month period commencing on the Amendment No. 6 effective date.

The description of Amendment No. 6 above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 6, which is attached as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above regarding Amendment No. 6 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

10.1	Amendment No. 6 to Credit Agreement dated as of June 22, 2015, among MGOC, Inc, LIN Television Corporation., Royal Bank of Canada, as Administrative Agent, and other revolving lenders and parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date: June 25, 2015
/s/ James F. Woodward
James F. Woodward
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 6 to Credit Agreement dated as ofJune 22, 2015, among MGOC, Inc, LIN Television Corporation., Royal Bank of Canada, as Administrative Agent, and other revolving lenders and parties thereto.